SE Financial Corp.

                                                           FOR IMMEDIATE RELEASE
                                                          Contact: Pamela M. Cyr
                                                               President and CEO
                                                                  (215) 468-1700

             SE FINANCIAL CORP. ANNOUNCES RESULTS OF ANNUAL MEETING
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                              FOR IMMEDIATE RELEASE
                              ---------------------



Philadelphia, Pennsylvania - August 15, 2006 - SE Financial Corp. (OTCBB: SEFL) announced that its 2006 Annual Meeting of Stockholders was held today. At the meeting, J. William Parker, Jr. and Susanne Spinell Shuster were re-elected as directors. Stockholders also ratified the Company's 2006 Stock Option Plan, the Bank's 2006 Restricted Stock Plan and the appointment of S.R. Snodgrass, A.C. as the Company's independent auditor for the fiscal year ending October 31, 2006.









     SE Financial Corp. is the holding company for St. Edmond's Federal Savings Bank, a federally chartered stock savings institution with four Neighborhood Banking Offices serving South Philadelphia, Roxborough and Ardmore, Pennsylvania and Sewell, New Jersey.

     Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.